UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 25, 2011 (March 24, 2011)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) and (c) On March 24, 2011, John R. Colson, Chairman and Chief Executive Officer of Quanta Services Inc. (the “Company”), advised the Board of Directors (the “Board”) that he will serve in the role of Executive Chairman of the Board, effective upon election by the stockholders as a director at the upcoming annual meeting of stockholders, currently scheduled for May 19, 2011. After that time, Mr. Colson will no longer serve as the Company’s chief executive officer.
     The Board has determined that James F. O’Neil III, the Company’s current President and Chief Operating Officer, will be appointed as Chief Executive Officer of the Company to succeed Mr. Colson, effective May 19, 2011 following the upcoming annual meeting of stockholders. Mr. O’Neil will continue to hold the position of President. Mr. O’Neil, 52, has served as the Company’s President and Chief Operating Officer since October 2008, as Senior Vice President of Operations Integration and Audit from December 2002 until October 2008, and as Vice President of Operations Integration from August 1999 until December 2002. Mr. O’Neil holds a Bachelor of Science in Civil Engineering degree.
     There are no arrangements or understandings between Mr. Colson or Mr. O’Neil and any other person pursuant to which they were selected as officers. Neither Mr. Colson nor Mr. O’Neil has any family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Colson or Mr. O’Neil has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     The information set forth under (e) below is hereby incorporated herein by reference.
     (e) In connection with their new roles and responsibilities, the Company entered into new Employment Agreements dated March 24, 2011 (each, an “Agreement”) with each of Messrs. Colson and O’Neil. These Agreements will be effective as of May 19, 2011, following the upcoming annual meeting of stockholders, and will supersede existing employment agreements between the Company and Messrs. Colson and O’Neil.
     Each Agreement has an initial term of two years that will subsequently renew automatically for a one-year term unless the Company or the executive provides at least six months prior written notice of non-renewal. Pursuant to the Agreements, Mr. Colson will receive an annual base salary of $874,100, and Mr. O’Neil will receive an annual base salary of $750,000, subject in each case to review by the Board on no less than an annual basis. In connection with Mr. O’Neil’s promotion, the Compensation Committee of the Board authorized a restricted stock award to be granted to Mr. O’Neil on May 19, 2011, consisting of the number of shares of the Company’s common stock having a fair market value as of the close of business on such date equal to $250,000.
     Each Agreement generally terminates upon the executive’s termination of employment due to (i) death, (ii) disability, (iii) “cause” (as defined in the Agreement), (iv) “good reason” following a “change in control” (each as defined in the Agreement), or (v) circumstances without cause. If the executive’s employment is terminated due to disability, the executive will be entitled to a lump-sum payment equal to one year of his annual base salary, subject to execution of a waiver and release agreement. If the executive’s employment is terminated without cause (other than within 12 months following a change in control), the executive will be entitled to a lump-sum payment equal to two years of his annual base salary, subject to execution of a waiver and release agreement. If within 12 months following a change in control (as defined in the Agreement), the executive terminates his employment for good reason or his employment is terminated other than for cause, the executive will be entitled to severance benefits equal to (i) a lump-sum payment equal to three times the sum of (x) his annual base salary at the rate then in effect and (y) the higher of (1) the highest annual cash bonus paid (or earned, if not yet paid) to him under the Company’s annual incentive plan for the past three fiscal years or (2) his target annual cash bonus payable for the current fiscal year (or if such target bonus has not yet been determined, for the most recently completed fiscal year), and (ii) continued medical, dental and vision benefits for the executive and his dependents for three years after termination. No severance is payable upon the termination of employment due to death, termination with cause, or a voluntary termination by the executive without good reason.

     Each Agreement contains customary non-competition covenants restricting the ability of the executive to compete with the Company during the term of his employment and for a period of two years thereafter, prohibiting solicitation of customers and employees for the same period, and prohibiting him from disclosing confidential information and trade secrets. However, if the Company notifies the executive that the Company will not renew the Agreement and the executive remains employed through the end of the employment term, the covenants restricting competition and solicitation of customers and employees apply for a period of one year following the notice of non-renewal.
     The foregoing description of the Agreements is qualified in its entirety by reference to the full text thereof, copies of which are filed as Exhibits 10.1 and 10.2 to this report.

Item 7.01	Regulation FD Disclosure.
     On March 24, 2011, the Company issued a press release announcing that John R. Colson will assume the role of Executive Chairman in May 2011 and that James F. O’Neil will become President and Chief Executive Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release identified above shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit

10.1*	Employment Agreement dated March 24, 2011, effective as of May 19, 2011, by and between Quanta Services, Inc. and John R. Colson

10.2*	Employment Agreement dated March 24, 2011, effective as of May 19, 2011, by and between Quanta Services, Inc. and James F. O’Neil III

99.1	Press Release of Quanta Services, Inc. dated March 24, 2011

*	Management contract or compensatory plan or arrangement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2011	QUANTA SERVICES, INC.

	By:	/s/ Tana L. Pool

Name: Tana L. Pool
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1*	Employment Agreement dated March 24, 2011, effective as of May 19, 2011, by and between Quanta Services, Inc. and John R. Colson

10.2*	Employment Agreement dated March 24, 2011, effective as of May 19, 2011, by and between Quanta Services, Inc. and James F. O’Neil III

99.1	Press Release of Quanta Services, Inc. dated March 24, 2011

*	Management contract or compensatory plan or arrangement